Exhibit 5(a)

Barclays Capital Inc.
KeyBanc Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC

as the Representatives for the Underwriters named in the Underwriting Agreement dated January 18, 2018 among the Underwriters and Southwestern Electric Power Company

January 22, 2018

Ladies and Gentlemen:

I am an employee of American Electric Power Service Corporation, an affiliate of Southwestern Electric Power Company (the “Company”), and have acted as counsel to the Company in connection with the purchase by the underwriters named in Exhibit 1 to the Underwriting Agreement (as defined below) (the “Underwriters”) of $450,000,000 aggregate principal amount of 3.85% Senior Notes, Series L, due 2048 (the “Notes”), issued by the Company pursuant to the Underwriting Agreement, dated January 18, 2018 among the Company and the Underwriters (the “Underwriting Agreement).

I have examined the Registration Statement on Form S-3, as amended (File No. 333-208535) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as it was declared effective under the Securities Act (the “Registration Statement”), and the Company’s prospectus, dated December 22, 2015 (the “Basic Prospectus”), as supplemented by a preliminary prospectus supplement dated January 18, 2018, including all documents incorporated by reference therein (the Basic Prospectus as so supplemented, the “Preliminary Prospectus”) and a prospectus supplement, dated January 18, 2018 (the “Prospectus Supplement”, and together with the Basic Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, which, pursuant to Form S-3, incorporates by reference or is deemed to incorporate by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2017 and Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2017, the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017 and the Current Reports on Form 8-K dated December 29, 2017 and January 17, 2018 (the “Exchange Act Documents”), as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

I have also examined the free writing prospectus prepared by the Company (the “Permitted Free Writing Prospectus”) and filed under Rule 433 of the Securities Act. The documents listed in Exhibit 2 to the Underwriting Agreement taken together, are collectively referred to as the “Pricing Disclosure Package”. In addition, I also have examined (i) the Indenture, dated as of

February 25, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as previously supplemented (the “Original Indenture”) and as to be further supplemented by a Twelfth Supplemental Indenture, dated as of January 1, 2018 (the “Supplemental Indenture”; the Original Indenture as supplemented by the Supplemental Indenture, the “Indenture”); (ii) the Underwriting Agreement; and (iii) a duplicate of the global note representing the Notes. In addition, I have examined, and have relied as to matters of fact upon, the documents delivered to you at closing, and upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

In furnishing this opinion, with your permission, I have assumed that (i) the Indenture and the Notes have been duly authorized, executed and delivered (and in the case of the Notes, authenticated) by the Trustee; (ii) the Trustee has the power and authority to execute, authenticate, deliver and perform the Indenture and the Notes; (iii) the execution, authorization, delivery and performance of the Indenture and the Notes by the Trustee fully comply in all material respects with all laws, rules, regulations, judgments and orders applicable to the Trustee and its property; and (iv) the Indenture constitutes the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

(a)    The Company is a corporation duly organized and existing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation under the laws of the States of Arkansas, Louisiana and Texas and has due corporate authority to carry on the public utility business in which it is engaged and to own and operate the properties used by it in such business.

(b)    The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(c)    The Company has full power and authority to execute and deliver the Indenture, and the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(d)    The Company has full power and authority to execute and deliver the Notes, the Notes have been duly authorized, executed and delivered by the Company, and, upon payment and delivery in accordance with the Underwriting Agreement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

(e)    The Federal Energy Regulatory Commission has issued an appropriate order under the Federal Power Act, authorizing, among other things, the issuance and the sale of the Notes; such order is sufficient for the issuance and the sale of the Notes; and the issuance and the sale of the Notes in accordance with the Underwriting Agreement are in conformity with the terms of such order. The Commission has issued an appropriate order under the Securities Act with respect to the sale of the Notes. No other approval or consent of any governmental body is required for the issuance and the sale of the Notes to you or the performance by the Company of its obligations under the Underwriting Agreement or the Indenture. I have not considered whether any approval or consent is required under the “blue sky” laws of any jurisdiction.

(f)    The statements made in the Prospectus under the captions “Description of the Notes” (other than under the heading “Book-Entry Notes - Registration, Transfer, and Payment of Interest and Principal”) and “Supplemental Description of the Senior Notes” (other than the heading “Global Clearance and Settlement Procedures”), insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

My opinions set forth in paragraphs (c) and (d) above are subject to (1) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (2) general equitable principles (whether considered in a proceeding in equity or at law); and (3) an implied covenant of good faith and fair dealing.

I have not independently verified the accuracy, completeness or fairness of the statements made in the Registration Statement, the Prospectus, the Permitted Free Writing Prospectus or the Exchange Act Documents, and I take no responsibility therefore, except as and to the extent set forth in paragraph (f) above. In connection with, and under the circumstances applicable to the offering of the Notes, I participated in conferences with certain officers and employees of the Company, with representatives of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, with your representatives and with your counsel in the course of the preparation by the Company of the Registration Statement, the Permitted Free Writing Prospectus and the Prospectus

(including the Exchange Act Documents) and also reviewed certain records and documents furnished to me by the Company, as well as documents delivered to you at closing. I did not prepare the Exchange Act Documents; however, I reviewed the Exchange Act Documents prior to their filing with the Commission. Based upon my review of the Registration Statement, the Prospectus, the Permitted Free Writing Prospectus and the Exchange Act Documents, my reviews made in connection with the preparation of the Registration Statement and the Prospectus, my participation in the conferences referred to above, my review of the records and documents as described above, as well as my understanding of the U.S. federal securities laws and the experience I have gained in my practice thereunder, (i) I advise you that each of the Registration Statement on the date of the Underwriting Agreement, and the Preliminary Prospectus, the Permitted Free Writing Prospectus and the Prospectus, as of their respective dates, appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case I express no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from such documents, and (ii) nothing has come to my attention that causes me to believe that the Registration Statement on the date of the Underwriting Agreement (including the Exchange Act Documents), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Pricing Disclosure Package, as of the Applicable Time (as defined in the Underwriting Agreement), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading, or that the Prospectus (including the Exchange Act Documents), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case I express no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents.

I am today delivering an executed copy of this opinion to the Trustee and Hunton & Williams LLP, who are entitled to rely upon this opinion to the same extent as if such opinion were addressed to them. This opinion is rendered to you, the Trustee and Hunton & Williams LLP, in connection with the above-described transaction. This opinion may not be relied upon by you, the Trustee or Hunton & Williams LLP for any other purpose, or relied upon or furnished to any other person, firm or corporation without my prior written permission.

Very truly yours,

/s/ Thomas G. Berkemeyer
Thomas G. Berkemeyer